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Exhibit 10.10

DLJ Merchant Banking III, Inc.
Eleven Madison Avenue
New York, NY 10010

June 30, 2004

PRIVATE AND CONFIDENTIAL

UTI Corporation
200 West 7th Avenue
Collegeville, PA 19426-0992
Attention: Ron Sparks, President & CEO

Gentlemen:

        This letter agreement (this "Agreement") confirms our understanding that UTI Corporation, a Maryland corporation (the "Company" or "you"), have engaged DLJ Merchant Banking III, Inc. and its affiliates, successors and assigns, as appropriate ("DLJMB" or "we"), to act as its financial advisor, and DLJMB has accepted such engagement, with respect to the matters described in Section 1 below.

1.
Appointment

        The Company hereby appoints DLJMB as a financial advisor with respect to the following services to the extent appropriate and requested by you: (i) assisting you in analyzing the Company's operations and its historical performance; (ii) assisting you in analyzing the Company's future prospects; (iii) assisting you with respect to the acquisition (the "Acquisition") of MedSource Technologies, Inc., a Delaware corporation, and future proposals for tender offers, acquisitions, sales, mergers, financings, exchange offers, recapitalizations, restructurings or other similar transactions and (iv) assisting you in preparing a strategic plan for the Company.

2.
Term and Termination

        (a)   The term of this Agreement shall commence upon the execution of this Agreement and continue for a period of five (5) years (the "Engagement Period"). The Engagement Period will automatically renew for successive one (1) year terms, unless either party delivers to the other party a written termination notice at least thirty (30) business days prior to any scheduled renewal date.

        (b)   This Agreement may be terminated by DLJMB at any time upon written notice to the Company. Upon any termination or expiration of this Agreement, DLJMB will be entitled to prompt payment of all fees earned or owed but unpaid as of the date of such termination, including, but not limited to (i) the Acquisition Fee (as hereinafter defined), (ii) the Annual Fee (as hereinafter defined), (iii) if applicable, the Subsequent Transaction Fee (as hereinafter defined), (iv) if applicable, the Sale Fee (as hereinafter defined) and (v) reimbursement of all out-of-pocket expenses as described below. No termination of DLJMB's engagement hereunder shall affect (i) the Company's obligations under Annex A hereto or (ii) the provisions of Sections 3, 4, 5, 6 or 7 of this Agreement.

        (c)   In the event of (i) a Sale (as hereinafter defined) of the Company or (ii) an initial public offering of shares of the capital stock of the Company (either event, a "Triggering Event"), this Agreement will be automatically renewed, without further action by either party, for an additional five (5) year term unless the board of directors of the Company (the "Board"), not later than sixty (60) days after the closing of such Triggering Event, gives DLJMB written notice of its desire not to renew this Agreement for such term (a "Board Termination"). Upon a Board Termination, the Company shall pay DLJMB an accelerated cash payment amount equal to the Annual Fee (as then in effect) for a period of time that is the longer of (i) two and one-half (2 1/2) years, or (ii) the remainder of the term of this Agreement. As used herein, the term "Sale" will mean, with respect to the Company, any transaction or series of related transactions (i) the result of which is that any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than DLJMB or its affiliates, KRG/CMS L.P. ("KRG/CMS"), KRG Capital Partners, L.L.C., any institutions, individuals or entities that, upon invitation or by contractual right, co-invest in the Company with KRG/CMS or KRG (together with KRG/CMS and KRG, the "KRG Investing Parties"), or affiliates of the KRG Investing Parties, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 50% of the issued and outstanding voting stock (which shall include any security, right, option, warrant or agreement convertible into or exerciseable to obtain any common shares or capital stock) of the Company, (ii) that results in the sale of all or substantially all of the Company's assets or (iii) that results in the consolidation or merger of the Company with or into another corporation or corporations or other entity in which the Company is not the survivor.

        (d)   No termination of this Agreement will affect the Company's obligations with respect to earned and accrued fees, costs and expenses incurred by DLJMB and not paid or reimbursed by the Company as of the effective date of termination.

3.    Fees and Expenses As compensation to DLJMB for the services to be provided hereunder, the Company agrees to pay DLJMB as follows:

        (a)   In connection with the Acquisition, a one-time cash fee of $1,797,000 payable at the closing of the Acquisition (the "Acquisition Fee").

        (b)   In connection with the services contemplated by clause (iii) of Section 1, an annual financial advisory retainer of $400,000 (the "Annual Fee"), payable in twelve (12) equal monthly installments prior to the fifth day of each calendar month beginning on the date hereof and continuing through the date of termination or expiration of this Agreement (if payable upon termination or expiration of this Agreement, such final installment to be paid on the effective date of such termination or expiration and prorated for any final period consisting of less than thirty (30) days).

        (c)   In connection with the consummation of any acquisition of a medical supply manufacturing business or any other acquisition in furtherance of the Company's business strategy, which transaction closes after the date hereof (a "Subsequent Transaction"), the Company shall pay to DLJMB, at the closing of any such Subsequent Transaction, a cash fee equal to the greater of (i) $75,000 and (ii) one percent (1%) of the Transaction Value of such Subsequent Transaction (the "Subsequent Transaction Fee"). As used herein, the term "Transaction Value" means the aggregate of all cash and non-cash consideration paid to the sellers of the company or business being acquired and the value of all interest-bearing debt assumed by the Company. Any non-cash consideration will be valued at fair market value, and the value of any equity securities issued will be fair market value on the date of issuance, assuming such equity securities are fully vested on such date.

        (d)   In the event of a Sale, the Company shall pay to DLJMB, at the closing of any such Sale, a cash fee equal to: (i) one percent (1%) of the Transaction Value of such Sale, if the Company does not retain an investment banking firm to act on its behalf in connection with the transaction and (ii) one-half of one percent (.5%) of the Transaction Value if the Company does retain an investment banking firm, provided that in no event shall such fee exceed $750,000 unless approved in advance by the Board (the "Sale Fee").

        (e)   In addition to the compensation to be paid pursuant to Sections 3(a), (b), (c) and (d) above, promptly upon request by DLJMB from time to time, the Company shall reimburse DLJMB for its out-of-pocket expenses incurred in connection with its services hereunder, including, without limitation, the fees and disbursements of its legal counsel, if any, and of any other advisor retained by DLJMB, resulting from or arising out of this engagement.

        4.    Information.    The Company shall furnish and make available to DLJMB all financial and other information concerning the Company as DLJMB deems reasonably appropriate in connection with the performance of the services contemplated by this engagement and, in connection therewith, will provide DLJMB with reasonable access to the Company's officers, directors, employees, agents, accountants, counsel and other representatives; provided such access does not interfere with ongoing operations of the Company. The Company acknowledges and confirms that DLJMB (i) will rely solely on such information and information that is available from public sources in the performance of the services contemplated by this engagement without assuming any responsibility for independent investigation or verification thereof, (ii) assumes no responsibility for the accuracy or completeness of such information or any other information regarding the Company and (iii) will not make any appraisal of any assets of the Company.

        5.    Indemnification As DLJMB will be acting on behalf of the Company in connection with its engagement hereunder and as further consideration for DLJMB's services hereunder, the Company and DLJMB agree to the indemnity provisions and other matters set forth in Annex A hereto, which Annex A is incorporated herein by reference and is an integral part hereof. The terms and provisions of Annex A shall survive any termination or expiration of this Agreement.

        6.    Confidentiality.    Except as may be required by law, no advice rendered by DLJMB, whether formal or informal, may be disclosed, in whole or in part, to any third party (other than the Company's agents or representatives) or summarized, excerpted from or otherwise referred to without DLJMB's prior written consent. To the extent consistent with legal requirements, all information given to one party of this Agreement (the "Recipient Party") by the other party (the "Providing Party"), including, without limitation, this Agreement, unless publicly available or otherwise available to the Recipient Party without restriction or breach of any confidentiality agreement, will be held by the Recipient Party in confidence and will not, without the Providing Party's prior approval, be disclosed to anyone other than the Recipient's agents and advisors who require such information to perform services for the Providing Party as contemplated by this Agreement (and who agree to use such information only in connection with such services) or used by such person for any purpose other than those contemplated by this Agreement. Each party hereto shall be responsible for violations of its respective agents and advisors of the obligations set forth in this Section 6. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by this Agreement, shall not apply to the tax structure or tax treatment of the services to be provided hereunder, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analysis) that are provided to such party relating to such tax treatment and tax structure.

        7.    Miscellaneous

        (a)   This Agreement and Annex A hereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede and take precedence over all prior agreements or understandings, whether oral or written, between DLJMB and the Company.

        (b)   The Company has all requisite power and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

        (c)   In connection with this engagement, DLJMB is acting as an independent contractor and not in any other capacity, with duties owing solely to the Company.

        (d)   This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (other than with respect to the rights and obligations of DLJMB, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

        (e)   This Agreement may not be amended except by an instrument in writing signed by each party hereto; provided however, that in the event of any amendment to, or an adjustment to any amount payable under, the Management Agreement dated July 6, 1999 and amended as of May 31, 2000, by and among KRG Capital Partners, L.L.C. and the Company, an amendment or proportionate adjustment, as the case may be, shall be made hereunder, including without limitation, to the amount payable to DLJMB with respect to any Annual Fee, Subsequent Transaction Fee or Sale Fee. The party entitled to the benefit of a provision hereof may waive compliance with such provision only in a written instrument signed by such party.

        (f)    The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of law rules). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan in the City of New York, to whose jurisdiction the Company hereby irrevocably submits. The Company hereby irrevocably waives any defense or objection to the New York forum designated above. Each of DLJMB and the Company, to the extent permitted by law, on behalf of its respective equity holders and creditors, hereby knowingly, voluntarily and irrevocably waives all right to trial by jury in any action, suit, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of DLJMB pursuant to, or the performance by DLJMB of the services contemplated by, this Agreement.

        (g)   The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns, and to the Indemnified Persons (as defined in Annex A attached hereto) hereunder and their respective successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

        (h)   Please note that DLJMB, together with its affiliates, is a full service securities firm with affiliates engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of our trading and brokerage activities, DLJMB or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its or their accounts or for the accounts of customers, in debt or equity securities of the Company or other entities involved in any transaction. Nothing herein shall, in itself, prevent DLJMB or its affiliates from engaging in future transactions involving companies in a similar industry to the Company, provided the Company's confidential information is not used in connection with such engagement.

        (i)    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement or Annex A hereto, which shall remain in full force and effect.

We are delighted to accept this engagement and look forward to working with you pursuant to the terms of this Agreement. If this Agreement correctly sets forth your understanding of the agreement between DLJMB and the Company with respect to this engagement, please sign and return to us the enclosed copy of this Agreement. This Agreement signed by you shall constitute a binding agreement between us as of the date first above written.

Very truly yours,
DLJ MERCHANT BANKING III, INC.
By:	/s/ DANIEL PULVER Name: Daniel Pulver Title: Director

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

UTI CORPORATION

By:	/s/ RON SPARKS Name: Ron Sparks Title: President & CEO

ANNEX A

This Annex A is a part of and is incorporated into that certain letter agreement (together, the "Agreement") dated June 30, 2004, by and between UTI Corporation, a Maryland corporation (hereinafter referred to as the "Company") and DLJ Merchant Banking III, Inc. ("DLJMB").

In further consideration of the engagement by the Company of DLJMB to act in the capacities set forth in the Agreement, in the event that DLJMB or any of its affiliates, the respective directors, officers, partners, agents or employees of DLJMB or any of its affiliates, or any other person controlling DLJMB or any of its affiliates (collectively, "Indemnified Persons") becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, brought by or against any person, including stockholders of the Company, in connection with or as a result of the engagement or any matter referred to in the engagement, the Company will reimburse such Indemnified Person for its reasonable and customary legal and other expenses (including, without limitation, the costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing this agreement or any related engagement agreement) incurred in connection therewith as such expenses are incurred. The Company will also indemnify and hold harmless any Indemnified Person from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, "Losses") related to or arising out of the engagement or DLJMB's performance thereof, except that this provision shall not apply to any Losses that are finally determined by a court or arbitral tribunal to have resulted primarily from the bad faith or gross negligence of DLJMB.

If such indemnification is for any reason not available or insufficient to hold an Indemnified Person harmless, the Company agrees to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and by DLJMB, on the other hand, with respect to the engagement or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company, on the one hand, and of DLJMB, on the other hand; provided, however, that, to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by DLJMB from the Company in connection with the engagement. Relative benefits to the Company, on the one hand, and to DLJMB, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company in connection with the transactions contemplated by this Agreement, whether or not consummated, bears to (ii) all fees actually received by DLJMB in connection with the engagement. Relative fault shall be determined, in the case of Losses arising out of or based on any untrue statement or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact, by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company to DLJMB and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Upon receipt by an Indemnified Person of actual notice of any pending or threatened action claim, suit, investigation or proceeding (an "Action") against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure to so notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company shall, if requested by DLJMB, assume the defense of any such Action including the employment of counsel reasonably satisfactory to DLJMB. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Company; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction, in addition to any local counsel. The Company will not, without DLJMB's prior written consent, settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any Action in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party therein) unless the Company has given DLJMB reasonable prior written notice thereof and such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from any liabilities arising out of such Action. The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person, without such Indemnified Person's prior written consent. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without the Company's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Action referred to herein.

Prior to entering into any agreement or arrangement with respect to, or effecting, any merger, statutory exchange or other business combination or proposed sale or exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth herein, the Company will promptly notify DLJMB in writing thereof and, if requested by DLJMB, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth herein, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and on terms and conditions satisfactory to DLJMB.

The Company's obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. The Company acknowledges that in connection with the engagement DLJMB is acting as an independent contractor and not in any other capacity with duties owing solely to the Company. This agreement and any other agreements relating to the engagement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed therein and, in connection therewith, the parties hereto consent to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County or the United States District Court for the Southern District of New York and the respective appellate courts thereof. Notwithstanding the foregoing, solely for the purpose of enforcing the Company's obligations hereunder, the Company consents to personal jurisdiction, service and venue in any court proceeding in which any claim subject to this Agreement is brought by or against any Indemnified Person. DLJMB HEREBY AGREES, AND THE COMPANY HEREBY AGREES ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF THE ENGAGEMENT, DLJMB'S PERFORMANCE THEREOF OR THIS AGREEMENT.

The provisions of this Agreement shall apply to the services provided to the Company by DLJMB (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the engagement. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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  Exhibit 10.10
DLJ Merchant Banking III, Inc. Eleven Madison Avenue New York, NY 10010 June 30, 2004